SPECIAL MEETING OF SHAREHOLDERS OF

PATRIOT COAL CORPORATION

_ , 2008

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" PROPOSAL 1.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
1. The approval of the issuance of up to 11,901,729 shares of Patriot Coal Corporation common stock to the holders of common stock of Magnum Coal Company pursuant to the Agreement and Plan of Merger dated as of April 2, 2008, among Patriot Coal Corporation, Magnum Coal Company, Colt Merger Corporation, and ArcLight Energy Partners Fund I, L.P. and ArcLight Energy Partners Fund II, L.P., acting jointly, as stockholder representative.	☐	☐	☐

<u>RECOMMENDATION:</u> The Board recommends voting "FOR" Proposal 1.

2. In their discretion, the proxies are authorized to act upon any other matter as may properly come before the Special Meeting, including the approval of any proposal to adjourn or postpone the Special Meeting to a later date to solicit additional proxies in favor of Proposal 1 in the event there are not sufficient votes for the approval of Proposal 1 at the Special Meeting.

If you vote over the Internet or by telephone, please do not mail your card.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ________ Date: ________ Signature of Shareholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY

PATRIOT COAL CORPORATION

Proxy/Voting Instruction Card for Special Meeting of Shareholders to be held on _ , 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Richard M. Whiting, Mark N. Schroeder and Joseph W. Bean, or any of them, with power of substitution to each, proxies to represent the undersigned and to vote, as designated on the reverse side of this form, all shares of Common Stock which the undersigned would be entitled to vote at the Special Meeting of Shareholders of Patriot Coal Corporation (Patriot) to be held on _, 2008 at ____________________________________ at _ A.M., and at any adjournments or postponements thereof. The undersigned hereby further authorizes such proxies to vote in their discretion with respect to such other business as may properly come before the meeting and any adjournments or postponements thereof.

If the undersigned is a participant in the Patriot Coal Corporation 401(k) Retirement Plan, this proxy/voting instruction card also provides voting instructions to the trustee of such plan to vote at the Special Meeting, and any adjournments thereof, as specified on the reverse side hereof. If the undersigned is a participant in this plan and fails to provide voting instructions, the trustee will vote the undersigned's plan account shares (and any shares not allocated to individual participant accounts) in proportion to the votes cast by other participants in that plan.

The shares represented by this proxy/voting instruction card will be voted in the manner indicated by the shareholder. In the absence of such indication, such shares will be voted FOR Proposal 1. The shares represented by this proxy will be voted in the discretion of said proxies with respect to such other business as may properly come before the meeting and any adjournments or postponements thereof.

IMPORTANT - This proxy/voting instruction card must be signed and dated on the reverse side.

(Continued and to be signed on the reverse side)

SPECIAL MEETING OF SHAREHOLDERS OF

PATRIOT COAL CORPORATION

_ , 2008

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

\- OR -

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries and follow the instructions. Have your proxy card available when you call.

\- OR -

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions. Have your proxy card available when you access the web page.

\- OR -

IN PERSON - You may vote your shares in person by attending the Special Meeting.

COMPANY NUMBER	
ACCOUNT NUMBER	

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" PROPOSAL 1.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
1. The approval of the issuance of up to 11,901,729 shares of Patriot Coal Corporation common stock to the holders of common stock of Magnum Coal Company pursuant to the Agreement and Plan of Merger dated as of April 2, 2008, among Patriot Coal Corporation, Magnum Coal Company, Colt Merger Corporation, and ArcLight Energy Partners Fund I, L.P. and ArcLight Energy Partners Fund II, L.P., acting jointly, as stockholder representative.	☐	☐	☐

RECOMMENDATION: The Board recommends voting "FOR" Proposal 1.

2. In their discretion, the proxies are authorized to act upon any other matter as may properly come before the Special Meeting, including the approval of any proposal to adjourn or postpone the Special Meeting to a later date to solicit additional proxies in favor of Proposal 1 in the event there are not sufficient votes for the approval of Proposal 1 at the Special Meeting.

If you vote over the Internet or by telephone, please do not mail your card.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ____________ Date: ______ Signature of Shareholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.